Exhibit 99.1
GOLDMAN SACHS & CO. | 85 BROAD STREET | NEW YORK, NEW YORK 10004 | TEL: 212-902-1000
Opening Transaction

To:	FirstMerit Corporation, III Cascade Plaza, Akron, OH 44308-1103

From:	Goldman, Sachs & Co.

Subject:	Accelerated Share Repurchase Transaction — VWAP Pricing

Ref. No:	As per the Supplement Confirmation

Date:	January 19, 2006
     This master confirmation (“Master Confirmation”) dated as of January 19, 2006, is intended to supplement the terms and provisions of certain Transactions (each, a “Transaction”) entered into from time to time between Goldman, Sachs & Co. (“GS&Co.”) and FirstMerit Corporation (“Counterparty”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Annex A hereto which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2000 ISDA Definitions (the “2000 Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation and each Supplemental Confirmation evidences a complete binding agreement between the Counterparty and GS&Co. as to the terms of each Transaction to which this Master Confirmation and the related Supplemental Confirmation relates.
     All provisions contained in or incorporated by reference in the form of the 1992 ISDA Master Agreement (Multi-Currency Cross Border) (the “ISDA Form” or the “Agreement”) will govern this Master Confirmation and each Supplemental Confirmation except as expressly modified below. This Master Confirmation and each Supplemental Confirmation, together with all other documents referring to the Agreement confirming Transactions entered into between GS&Co. and Counterparty (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to the ISDA Form as if GS&Co. and Counterparty had executed the Agreement (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to the conflicts of law principles) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions and (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Counterparty and GS&Co., with a “Threshold Amount” of USD 50 million), provided that Section 5(a)(vi) is amended to delete the phrase “or becoming capable at such time of being declared” from line 7 thereof.
     All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Transaction except as expressly modified below or in the related Supplemental Confirmation. With respect to any relevant Transaction, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

     If, in relation to any Transaction to which this Master Confirmation and related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation, the Equity Definitions and the 2000 Definitions that are incorporated into any Supplemental Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Agreement; (iv) the Equity Definitions; and (v) the 2000 Definitions.
     1. Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in each Supplemental Confirmation (in respect of each relevant Transaction), shall govern each such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Seller:	Counterparty

Buyer:	GS&Co.

Shares:	Common stock, without par, of Counterparty (Ticker:FMER)

Number of Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Forward Price:	For each Transaction, as set forth in the Supplemental Confirmation.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Exchange:	The NASDAQ National Market

Related Exchange(s):	All Exchanges

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by inserting the words “at any time on any Scheduled Trading Day during the Valuation Period or” after the word “material,” in the third line thereof.

Counterparty Additional Payment Amount:	For each Transaction, as set forth in the Supplemental Confirmation. Counterparty shall pay the Counterparty Additional Payment Amount to GS&Co. on the Cash Settlement Payment Date. Payment of the Counterparty Additional Payment Amount may be made pursuant to the Counterparty Net Share Settlement Procedures set forth in this Master Confirmation and Annex B hereof.

Valuation:

Valuation Period:	Each Scheduled Trading Day during the period commencing on and including the first succeeding Scheduled Trading Day following the Trade Date, to and including the Valuation Date (but excluding any day(s) on which the Valuation Period is suspended in accordance with Section 6 herein and including any day(s) by which the Valuation Period is extended pursuant to the provision below).

Notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Day in the Valuation Period is a Disrupted Day, the Valuation Date shall be postponed and the Calculation Agent in its good faith and commercially reasonable discretion, after consulting with Counterparty, may further extend the Valuation Period, and promptly provide Counterparty with an explanation for the length of such extension. To the extent that there are 9 consecutive Disrupted Days during the Valuation Period, then notwithstanding the occurrence of a Disrupted Day, the Calculation Agent shall have the option in its good faith and commercially reasonable discretion to either (i) terminate the Valuation Period and determine the Relevant Price for such 9th consecutive day using its good faith and commercially reasonable estimate after consultation with Counterparty or (ii) elect to further extend the Valuation Period as it deems necessary.

Valuation Date:	For each Transaction, as set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions of “Valuation Period” and Section 6 herein).

Settlement Terms:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).

Settlement Method Election:	Applicable; provided that Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and deleting the word “Physical” in the last line thereof and replacing it with word “Cash”.

Electing Party:	Counterparty

Settlement Method Election Date:	5 Scheduled Trading Days prior to the originally scheduled Valuation Date.

Default Settlement Method:	Cash Settlement

Forward Cash Settlement Amount:	An amount in the Settlement Currency equal to the product of (a) the Number of Shares multiplied by (b) an amount equal to (i) the Settlement Price minus (ii) the Forward Price.

Settlement Price:	The weighted average of the Relevant Prices of the Shares for each Exchange Business Day in the Valuation Period, with such weighting based on the amount of Shares purchased by GS&Co. on each such Exchange Business Day.

Relevant Price:	The NASDAQ Volume Weighted Average Price per share of the Shares for the regular trading session (including any extensions thereof) of the Exchange on the related Exchange

Business Day (without regard to pre-open or after hours trading outside of such regular trading session) as published by Bloomberg at 4:15 p.m. New York time on such date. For purposes of calculating Relevant Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2), and pursuant to the conditions of Rule 10b-18(b)(3) each under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Cash Settlement Payment Date:	3 Currency Business Days after the Valuation Date.

Counterparty’s Contact Details for Purpose of Giving Notice:	Mark N. DuHamel
FirstMerit Corporation
III Cascade Plaza, Floor 7
Akron, OH 44308-1103
Telephone No.: (330) 384-7535
Facsimile No.: (330) 384-7413

GS&Co.’s Contact Details for Purpose of Giving Notice:	Telephone No.: (212) 902-8996
Facsimile No.: (212) 902-0112
Attention: Equity Operations: Options and Derivatives

With a copy to:
Kelly Coffey
Equity Capital Markets
One New York Plaza
New York, NY 10004
Telephone No.: (212) 902-1037
Facsimile No.: (212) 346-2126

Counterparty Net Share Settlement:

Counterparty Net Share Settlement Procedures:	Counterparty Net Share Settlement shall be made in accordance with the procedures attached hereto as Annex B.

Net Share Settlement Price:	(a) in respect of any Share for which the Exchange is an auction or “open outcry” exchange that has a price as of the Valuation Time at which any trade can be submitted for execution, the Net Share Settlement Price shall be the price per Share as of the Valuation Time on the Net Share Valuation Date as reported in the official real-time price dissemination mechanism for such Exchange, (b) in respect of any Share for which the Exchange is a dealer exchange or dealer quotation system, the Net Share Settlement Price shall be the mid-point of the highest bid and lowest ask prices quoted as of the Valuation Time on the Net Share Valuation Date (or the last such prices quoted immediately before the Valuation Time) without regard to quotations that “lock” or “cross” the dealer exchange or dealer quotation system. In all cases the Net Share Settlement Price shall be reduced by the per Share amount of the underwriting discount and/or commissions agreed to pursuant to the equity underwriting agreement contemplated by the Net Share Settlement Procedures, and (c)

notwithstanding anything to the contrary in (b) above, where NASDAQ is the Exchange, the Net Share Settlement Price will be the NASDAQ Official Closing Price (NOCP) as of the Valuation Time on the Net Share Valuation Date as reported in the official price determination mechanism for the Exchange.

Valuation Time:	As provided in Section 6.1 of the Equity Definitions; provided that Section 6.1 of the Equity Definitions is hereby amended by inserting the words “Net Share Valuation Date,” before the words “Valuation Date” in the first and third lines thereof.

Net Share Valuation Date:	The Exchange Business Day immediately following the Valuation Date.

Net Share Settlement Date:	The third Exchange Business Day immediately following the Valuation Date.

Reserved Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

GS&Co. Net Share Settlement:

GS&Co. Net Share Settlement Procedures:
In the event that GS&Co. owes the Forward Cash Settlement Amount and Counterparty has elected Net Share Settlement, settlement shall be made by delivery of the number of Shares equal in value to the Forward Cash Settlement Amount, with such value as further described below. In such event, on each succeeding Exchange Business Day after the Net Share Valuation Date, GS&Co. shall use good faith, commercially reasonable efforts to purchase up to the maximum amount of Shares each day in accordance with the provisions of Rule 10b-18 (2), (3) and (4) under the Exchange Act (“Rule 10b-18”), subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond its reasonable control, until the sum of the products of the number of Shares purchased by GS&Co. multiplied by the price at which GS&Co. executes such purchases on the respective date of purchase equals the Forward Cash Settlement Amount. GS&Co. shall deliver all Shares purchased pursuant to this paragraph free of any lien, charge, claim or other encumbrances or any contractual or other restriction in good transferable form on the third Exchange Business Day following the day on which GS&Co. completes all such purchases; or, if Counterparty so elects prior to the Net Share Valuation Date, GS&Co. will deliver all shares that are purchased on each succeeding Exchange Business Day after the Net Share Valuation Date on the third Exchange Business Day following the day of such purchase.

In the event that Counterparty elects Net Share Settlement in respect of the Forward Cash Settlement owed to such Counterparty by GS&Co., the terms of Sections 6 and 7 hereof shall apply during the period in which GS&Co. makes purchases that GS&Co. makes under the “GS&Co. Net Share Settlement Procedures” described in the previous paragraph.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment on that portion of the Other Consideration that consists of cash (subject to Section 8(b) of this Master Confirmation); Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

(c) Share-for-Combined:	Component Adjustment

Determining Party:	GS&Co., who shall act in good faith and in a commercially reasonable manner.

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment on that portion of the Other Consideration that consists of cash (subject to Section 8(b) of this Master Confirmation); Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

(c) Share-for-Combined:	Component Adjustment

Determining Party:	GS&Co., who shall act in good faith and in a commercially reasonable manner.

Nationalization, Insolvency or Delisting:	Negotiated Close-out; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:	Applicable

(b) Failure to Deliver:	Not Applicable

(c) Insolvency Filing:	Applicable

(d) Loss of Stock Borrow:	Applicable; furthermore Sections 12.9(a)(vii) and 12.9(b)(iv) of the Equity Definitions are amended by deleting the words

“at a rate equal to or less than the Maximum Stock Loan Rate” and replacing them with “at a rate of return equal to or greater than zero”.

Hedging Party:	GS&Co.

Determining Party:	GS&Co., who shall act in good faith and in a commercially reasonable manner.

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Net Share Settlement following Extraordinary Event:
Counterparty shall have the right, in its commercially reasonable discretion, to make any payment required to be made by it pursuant to Sections 12.7 or 12.9 of the Equity Definitions (except with respect to any portion of the consideration for the Shares consisting of cash in the event of a Merger Event or Tender Offer), or to cause GS&Co. to make any payment required by such sections, following the occurrence of an Extraordinary Event by electing to Net Share Settle the Transactions under this Master Confirmation in accordance with the terms, and subject to the conditions, for Counterparty Net Share Settlement or GS&Co. Net Share Settlement, as applicable, herein by giving written notice to GS&Co. of such election on the day that the notice fixing the date that the Transactions are terminated or cancelled, as the case may be, (the “Cancellation Date”) pursuant to the applicable provisions of Section 12 of the Equity Definitions is effective. If Counterparty elects net share settlement: (a) the Net Share Valuation Date shall be the date specified in the notice fixing the date that the Transactions are terminated or cancelled, as the case may be; provided that the Net Share Valuation Date shall be either the Exchange Business Day that such notice is effective or the first Exchange Business Day immediately following the Exchange Business Day that such notice is effective, (b) the Net Share Settlement Date shall be deemed to be the Exchange Business Day immediately following the Cancellation Date and (c) all references to the Forward Cash Settlement Amount in Annex B hereto shall be deemed to be references to the Cancellation Amount.

Net Share Settlement Upon Early Termination:
Counterparty shall have the right, in its commercially reasonable discretion, to make any payment required to be made by it (the “Early Termination Amount”) pursuant to Sections 6(d) and 6(e) of the Agreement or to cause GS&Co. to make any payment required by such sections, following the occurrence of an Early Termination Date in respect of the Agreement by electing to Net Share Settle all the Transactions under this Master Confirmation in accordance with the terms, and subject to the conditions, for Counterparty Net Share Settlement or GS&Co. Net Share Settlement, as applicable, herein by giving written notice to GS&Co. of such election on the day that the notice fixing an Early Termination Date is effective. If Counterparty elects Net Share Settlement: (a) the Net Share Valuation Date shall be the date specified in the notice fixing an Early Termination Date; provided that the Net Share Valuation Date shall be either the Exchange Business Day that such notice is effective or the first Exchange Business Day immediately following the Exchange Business Day that such notice is effective, (b) the Net Share Settlement Date shall be deemed to be the Exchange Business Day immediately following the Early Termination Date and (c) all references to Forward Cash Settlement Amount in Annex B hereto shall be deemed references to the Early Termination Amount.

Transfer:	Notwithstanding anything to the contrary in the Agreement, GS&Co. may, with the consent of Counterparty, which such consent shall not be unreasonably withheld, assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under any Transaction, in whole or in part, to an affiliate of GS&Co. that is guaranteed fully and unconditionally by The Goldman Sachs Group, Inc.; provided that Counterparty’s withholding of consent shall not be deemed to be unreasonable if an Event of Default or Termination Event in respect of GS&Co. is then continuing or would result therefrom, or if Counterparty would be required to make a payment to GS&Co. in respect on an Indemnifiable Tax as a result of such transfer.

GS&Co. Payment Instructions:	Chase Manhattan Bank New York
For A/C Goldman, Sachs & Co.
A/C # 930-1-011483
ABA: 021-000021

Counterparty Payment Instructions:	To be provided by Counterparty
     2. Calculation Agent: GS&Co., who shall act in good faith and in a commercially reasonable manner.
     3. Representations, Warranties, Covenants and Acknowledgements of GS&Co. and Counterparty.
          (a) Each party represents and warrants that it (i) is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act, as amended and (ii) is entering into each Transaction hereunder as principal (and not as agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party.
          (b) Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Master Confirmation and each Supplemental Confirmation, the Securities Act and state securities laws.
               (c) For the avoidance of doubt, each party acknowledges that each Transaction will contain no provision which requires Counterparty to deliver any collateral to GS&Co.
          4. Representations, Warranties and Covenants of GS&Co.
               (a) GS&Co. hereby represents, warrants and covenants to Counterparty that it shall use its good faith commercially reasonable efforts to purchase an amount of Shares as close as possible to, but no greater than the Daily Reference Shares (as specified in the related Supplemental Confirmation), on each Exchange Business Day during the Valuation Period; provided that this Section 4(a) shall not apply in the event that a Disrupted Day has occurred and is existing.
               (b) GS&Co. hereby represents, warrants and covenants to Counterparty that as of (i) the date hereof and (ii) the Trade Date, to the extent that it purchases any Shares in connection with its Hedge Positions with respect to any Transaction, it will use its good faith and commercially reasonable efforts to comply with the provisions of Rule 10b-18(2), (3), and (4) of the Exchange Act subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond its reasonable control and that GS&Co. has and will maintain through the Valuation Period (as extended pursuant to the provisions of Section 6 and “Valuation Period” herein) reasonable policies and procedures to ensure that individuals making investment decisions with respect to the Shares or any Transaction will not violate the laws prohibiting trading on the basis of material non-public information.
          5. Additional Representations, Warranties and Covenants of Counterparty.
          As of (i) the date hereof and (ii) the Trade Date, Counterparty represents, warrants and covenants to GS&Co. that:
               (a) the purchase or writing of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act;
               (b) is not entering into any Transaction on the basis of, and is not aware of, any material non-public information with respect to the Shares or in anticipation of, in connection with, or to facilitate, a distribution 1of its securities, a self tender offer or a third-party tender offer (it being understood that the issuances of Shares under the Counterparty’s employee benefit plans in the ordinary course shall not constitute a distribution of securities for the purposes of this Section 5(b));
               (c) Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;
               (d) each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of derivatives to effect the Share buy-back program;
               (e) notwithstanding the generality of Section 13.1 of the Equity Definitions, GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 149 or 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project;
               (f) it has not, and during any Valuation Period (as extended pursuant to the provisions of Section 5 and “Valuation Period” herein) will not, enter into agreements similar to the Transactions described herein in respect of the Shares where the valuation period in such other transaction will overlap at any time (including as a result of extensions in such valuation period as provided in the relevant agreements) with any Valuation Period (as extended pursuant to the provisions of Section 6 and “Valuation Period” herein) under this Master Confirmation. In the event that the valuation period in any other similar transaction overlaps with any Valuation Period under this Master Confirmation as a result of any extension made pursuant to the provisions of Section 6 and “Valuation Period” herein, Counterparty shall promptly amend such transaction to avoid any such overlap;
               (g) during the Valuation Period (as extended or suspended pursuant to the provisions of Section 6 and “Valuation Period” herein) the Shares or securities that are convertible into, or exchangeable or exercisable for Shares are not subject to a “restricted period” as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”); and
               (h) it shall report each Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable.
          6. Suspension of Valuation Period.
               (a) If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M, Counterparty agrees that it will, on one Scheduled Trading Day’s written notice, direct GS&Co. not to purchase Shares in connection with hedging any Transaction during the “restricted period” (as defined in Regulation M). If on any Scheduled Trading Day Counterparty delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the “Notification Time”) then such notice shall be effective to suspend the Valuation Period as of such Notification Time. In the event that Counterparty delivers notice and/or confirms by telephone after the Notification Time, then the Valuation Period shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and GS&Co. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day in such restricted period and GS&Co. agrees that, upon receipt of notice from Counterparty, GS&Co. will not effect any transactions in Shares that would give rise to a violation of Regulation M.
               (b) In the event that GS&Co. concludes, in its good faith discretion, based on advice of outside legal counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.), for it to refrain from purchasing Shares on any Scheduled Trading Day during the Valuation Period, GS&Co. may by written notice to Counterparty elect to suspend the Valuation Period for such number of Scheduled Trading Days as is specified in the notice; provided that GS&Co. may exercise this right to suspend only in relation to events or circumstances that are unknown to it or any of its affiliates’ at the Trade Date of any Transaction, occur within the normal course of its or any of its affiliates’ businesses, and are not the result of deliberate actions of it or any of its affiliates’ with the intent to avoid its obligations under the terms of any Transaction. The notice shall not specify, and GS&Co. shall not otherwise communicate to Counterparty, the reason for GS&Co.’s election to suspend the Valuation Period. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.
               (c) On one occasion and upon written notice to GS&Co. prior to 8:30 a.m. New York time on any Scheduled Trading Day during the Valuation Period, Counterparty may elect to suspend the Valuation Period for such number of Scheduled Trading Days as is specified in the notice up to a maximum of 30 calendar days. The notice shall not specify, and Counterparty shall not otherwise communicate to GS&Co., the reason for Counterparty’s election to suspend the Valuation Period. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.
               (d) In the event that the Valuation Period is suspended pursuant to Sections 6(a), (b) or (c) above during the regular trading session on the Exchange then the Calculation Agent in its good faith and commercially reasonable discretion shall, in calculating the Forward Cash Settlement Amount, extend the

Valuation Period after considering the historical trading patterns of the Shares and the nature and scope of such suspension.
          7. Counterparty Purchases. As of (i) the date hereof and (ii) the Trade Date for each Transaction, Counterparty represents, warrants and covenants to GS&Co. that for each Transaction:
               (a) Counterparty (or any “affiliated purchaser” as defined in Rule 10b-18) shall not, without the prior written consent of GS&Co. (which is not to be unreasonably withheld), purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Valuation Period (as extended pursuant to the provisions of Section 5 and “Valuation Period” herein). During this time, any such purchases by Counterparty shall be made through GS&Co., or if not through GS&Co., with the prior written consent of GS&Co. (which is not to be unreasonably withheld), and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and GS&Co. believe is in compliance with applicable requirements. Any such purchase by Counterparty shall be disregarded for purposes of determining the Forward Cash Settlement Amount. To the extent that Counterparty makes any such purchase other than through GS&Co., or other than in connection with any Transaction, Counterparty hereby represents and warrants to GS&Co. that (a) it will not knowingly take other action in connection with such purchase that would or would reasonably be expected to cause GS&Co.’s purchases of the Shares during the Valuation Period not to comply with Rule 10b-18 and (b) any such purchases will not otherwise constitute a violation of Section 9(a) or Rule 10(b) of the Exchange Act. This subparagraph (a) shall not restrict any purchases by Counterparty of Shares effected during any suspension of any Valuation Period in accordance with Section 5 herein and any purchases during such suspension shall be disregarded in calculating the Forward Cash Settlement Amount; and
               (b) Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”). It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c). Counterparty will not seek to control or influence GS&Co. to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, GS&Co.’s decision to enter into any hedging transactions. Counterparty and GS&Co. each represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.
          8. Additional Termination Events. Additional Termination Event will apply. The following will constitute Additional Termination Events, in each case with Counterparty as the sole Affected Party:
               (a) Notwithstanding anything to the contrary in the Equity Definitions, the occurrence of a Nationalization, Insolvency or a Delisting (in each case effective on the Announcement Date as determined by the Calculation Agent);
               (b) Notwithstanding anything to the contrary in the Equity Definitions, the occurrence of a Merger Event (effective on the Merger Date) or a Tender Offer (effective on the Tender Offer Date) in respect of which any Other Consideration received for the Shares does not consist of cash. For the avoidance of doubt, in the event that any portion of the consideration received for the Shares consists of cash or New Shares, this Additional Termination Event shall only apply with respect to all or any Transaction(s) (or portions thereof) remaining after giving effect to the provisions in “Consequences of Merger Events” or “Consequences of Tender Offers”, as the case may be, above;
               (c) GS&Co. shall reasonably believe in good faith that Counterparty will be unable to meet its obligations when due for any reason and Counterparty fails, after 10 Business Days prior written notice from GS&Co. to provide GS&Co. with adequate assurance of its ability to perform; or
               (d) Notwithstanding anything to the contrary in the Equity Definitions, an Extraordinary Dividend is declared by the Issuer.

          9. Automatic Termination Provisions. Notwithstanding anything to the contrary in Section 6 of the Agreement:
               (a) An Additional Termination Event with Counterparty as the sole Affected Party will automatically occur without any notice or action by GS&Co. or Counterparty if the price of the Shares on the Exchange at any time falls below the Termination Price (as specified in the related Supplemental Confirmation) provided that (for the avoidance of doubt only) such Additional Termination Event shall be an Additional Termination Event only with respect to the Transaction documented in such related Supplemental Confirmation. The Exchange Business Day that the price of the Shares on the Exchange at any time falls below the Termination Price will be the “Early Termination Date” for purposes of the Agreement.
               (b) Notwithstanding anything to the contrary in Section 6(d) of the Agreement, following the occurrence of such an Additional Termination Event, GS&Co. will notify Counterparty of the amount owing under Section 6(e) of the Agreement within a commercially reasonable time period (with such period based upon the amount of time, determined in good faith by GS&Co. (or any of its Affiliates) in its commercially reasonable discretion, that it would take to unwind any of its Hedge Position(s) related to the Transaction in a commercially reasonable manner based on relevant market indicia). For purposes of the “Net Share Settlement Upon Early Termination” provisions herein, (i) the date that such notice is effective (the “Notice Date”) shall constitute the “Net Share Valuation Date”, (ii) the Exchange Business Day immediately following the Notice Date shall be the Net Share Settlement Date and (iii) all references to the Forward Cash Settlement Amount in Annex B hereto shall be deemed to be the Early Termination Amount.
          10. Special Provisions for Merger Events. Notwithstanding anything to the contrary herein or in the Equity Definitions, to the extent that an Announcement Date for a potential Merger Transaction occurs during any Valuation Period:
               (a) Promptly after request from GS&Co., Counterparty shall provide GS&Co. with written notice specifying (i) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through GS&Co. or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct. Counterparty understands that GS&Co. will use this information in calculating the trading volume for purposes of Rule 10b-18; and
               (b) GS&Co. in its good faith and commercially reasonable discretion may (i) make reasonable and appropriate adjustments to the terms of any Transaction, including, without limitation, the Valuation Date, any Counterparty Additional Payment Amount and the Number of Shares to account for the number of Shares that could be purchased on each day during the Valuation Period in compliance with Rule 10b-18 following the Announcement Date or (ii) treat the occurrence of the Announcement Date as an Additional Termination Event with Counterparty as the sole Affected Party.
          “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
          11. Special Calculation and Settlement Following Early Termination and Extraordinary Events. Notwithstanding anything to the contrary in this Master Confirmation or any Supplemental Confirmation hereunder, in the event that an Extraordinary Event under Article 12 of the Equity Definitions occurs or an Early Termination Date occurs or is designated with respect to any Transaction (each an “Affected Transaction”), then GS&Co. may elect, in its commercially reasonable discretion, by notice to Counterparty, to have Counterparty deliver, in its commercially reasonable discretion, either the Number of Early Settlement Shares or Early Settlement Cash Amount to GS&Co. on the date that such notice is effective and either GS&Co. shall pay to Counterparty the Special Termination Amount, if positive, or Counterparty shall pay to GS&Co. the absolute value of the Special Termination Amount, if negative. To the extent that Counterparty elects to deliver Shares to GS&Co. accompanied by an effective Registration Statement (satisfactory to GS&Co. in its commercially reasonable discretion) covering such Shares, Counterparty must be in compliance with the conditions specified in (iii) though (viii) in Annex B hereto at the time of such delivery. If Counterparty elects to deliver Unregistered Shares (as defined in Annex B) to GS&Co., Counterparty and GS&Co. will negotiate in good faith on acceptable procedures and documentation relating to the sale of such Unregistered Shares. Counterparty and GS&Co. agree that the payment of the Special Termination Amount and the delivery of the Number of Early Settlement Shares or the payment of the Early Settlement Cash Amount, as the case may be satisfies in full any obligation of a party to make any payments pursuant to Section 6(e) of the Agreement or Article 12 of the Equity Definitions, as the case may be.
          “Early Settlement Cash Amount” means an amount in the Settlement Currency determined by GS&Co. in a good faith commercially reasonable manner based on relevant market indicia, including costs reasonably incurred or reasonably estimated to be incurred by GS&Co. in connection with the purchase and sale of Shares in order to close out GS&Co.’s Hedge Position with respect to each Affected Transaction.
          “Number of Early Settlement Shares” means a number of Shares as determined by GS&Co. in a good faith and commercially reasonable manner based on its or any of its Affiliates’ Hedge Positions with respect to each Affected Transaction under this Master Confirmation.
          “Special Termination Amount” means the sum of (a) either (1) the product of (i) the Number of Early Settlement Shares multiplied by (ii) a per Share price (the “Early Termination Price”) determined by GS&Co. in a good faith and commercially reasonable manner based on relevant market indicia, including GS&Co.’s funding costs associated with Early Settlement Shares and costs reasonably incurred or reasonably estimated to be incurred by GS&Co. in connection with the purchase and sale of Shares in order to close out GS&Co.’s or any of its Affiliates’ Hedge Positions with respect to each Affected Transaction and, in the event that Counterparty delivers Unregistered Shares to GS&Co., whether GS&Co. and Counterparty have agreed on acceptable procedures and documentation relating to such Unregistered Shares as described above or (2) the Early Settlement Cash Amount, as the case may be, and (b) any amount owing under Section 6(e) of the Agreement or pursuant to Article 12 of the Equity Definitions, as the case may be, by GS&Co. to Counterparty (expressed as a positive number) or by Counterparty to GS&Co. (expressed as a negative number).
          12. Acknowledgments. The parties hereto intend for:
               (a) Each Transaction to be a “securities contract” as defined in Section 741(7) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 555, 556, and 560 of the Bankruptcy Code;
               (b) A party’s right to liquidate or terminate any Transaction, net out or offset termination values of payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” (as defined in the Bankruptcy Code);
               (c) Any cash, securities or other property transferred as performance assurance, credit support or collateral with respect to each Transaction to constitute “margin payments” (as defined in the Bankruptcy Code);
               (d) All payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code); and
               (e) The parties intend that GS&Co. will not have any creditors’ rights in liquidation of the Counterparty’s assets that rank higher than those rights held by shareholders of the Shares.
          13. Calculations on Early Termination and Set-Off.

               (a) Notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the calculation of any Settlement Amounts, Unpaid Amounts and amounts owed in respect of cancelled Transactions under Article 12 of the Equity Definitions shall be calculated separately for (A) all Terminated Transactions (it being understood that such term for the purposes of this paragraph includes cancelled Transactions under Article 12 of the Equity Definitions) in the Shares of the Issuer that qualify as equity under applicable accounting rules (collectively, the “Equity Shares”) as reasonably determined in good faith by the Calculation Agent and (B) all other Terminated Transactions under the Agreement including, without limitation, Transactions in Shares other than those of the Issuer (collectively, the “Other Shares”) and the netting and set-off provisions of the Agreement shall only operate to provide netting and set-off (i) among Terminated Transactions in the Equity Shares and (ii) among Terminated Transactions in the Other Shares. In no event shall the netting and set-off provisions of the Agreement operate to permit netting and set-off between Terminated Transactions in the Equity Shares and Terminated Transactions in the Other Shares.
               (b) The parties agree to amend Section 6 of the Agreement by adding a new Section 6(f) thereto as follows:
“(f) Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).
Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”
          14. Payment Date Upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective.
          15. Governing Law. The Agreement, this Master Confirmation and each Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the law of the State of New York without reference to its choice of law doctrine.
          16. Offices.
               (a) The Office of GS&Co. for each Transaction is: One New York Plaza, New York, New York 10004.
               (b) The Office of Counterparty for each Transaction is: III CASCADE PLAZA, 7TH FLOOR, AKRON, OHIO 44308-1103.

          17. Arbitration.
               (a) All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
               (b) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.
               (c) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.
               (d) The arbitrators do not have to explain the reason(s) for their award.
               (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.
               (f) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.
               (g) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.
               (h) Counterparty agrees that any and all controversies that may arise between Counterparty and GS & Co., including, but not limited to, those arising out of or relating to the Agreement or any Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.
               (i) Neither party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.
               (j) Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.
          18. Counterparty hereby agrees (a) to check this Master Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any Transaction, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN, SACHS & CO.
By:	/s/ Sharon Siebold
Authorized Signatory

Agreed and Accepted By:

FIRSTMERIT CORPORATION

By:	/s/ Mark N. DuHamel
Name: Mark N. DuHamel
Title: Executive Vice President and Corporate Treasurer

ANNEX A
SUPPLEMENTAL CONFIRMATION FOR FULLY UNCOLLARED TRANSACTIONS

To:	FirstMerit Corporation

From:	Goldman, Sachs & Co.

Subject:	Accelerated Share Repurchase Transaction – VWAP Pricing

Ref. No:	EN603J000000000

Date:	January 19, 2006

     The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and FirstMerit Corporation (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
     The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.
1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of January 19, 2006 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	January 19, 2006. In a related transaction Counterparty agreed to purchase a number of Shares equal to the Number of Shares from GS&Co. on the Trade Date at the Forward Price per Share.

Forward Price:	USD 25.97 per Share

Valuation Date:	A day not exceeding 4 months after the Trade Date, subject to adjustment pursuant to the terms of the Master Confirmation.

Number of Shares:	2,500,000 Shares

Daily Reference Shares:	For each day, the applicable maximum amount of Shares permitted under Rule 10b-18(b)(4), without allowing for any “block purchases” (as defined therein).

Termination Price:	$12.98 per Share

Reserved Shares:	900,000 Shares

A-1

Counterparty Additional Payment Amount:	An amount, as determined on the Valuation Date, equal to the sum, for each ex-dividend date that occurs during the Valuation Period, of an amount equal to the product of (i) USD 0.28, multiplied by (ii) the excess of the Number of Shares over the total number of Shares purchased by GS&Co. in connection with this Transaction prior to any such ex-dividend date, multiplied by (iii) USD-LIBOR-BBA (reset as of such ex-dividend date) with Linear Interpolation as applicable, multiplied by (iv) the quotient of (x) the number of days from and including such ex-dividend date to and including the Valuation Date divided by (y) 360. Payment of the Counterparty Additional Payment Amount may be made pursuant to the Counterparty Net Share Settlement Procedures set forth in the Master Confirmation and Annex B hereof.

Extraordinary Dividend:	Any cash dividend declared by Counterparty in excess of USD 0.28 per Share.
3. Counterparty represents and warrants to GS&Co. that neither it (nor any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act) have made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.
     Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,
GOLDMAN, SACHS & CO.

By:	/s/ Sharon Siebold Authorized Signatory
Agreed and Accepted
By: FIRSTMERIT CORPORATION

By:	/s/ Mark N. DuHamel Name: Mark N. DuHamel
Title: Executive Vice President and Corporate Treasurer

A-2

ANNEX B
COUNTERPARTY NET SHARE SETTLEMENT PROCEDURES
          The following Counterparty Net Share Settlement Procedures shall apply to the extent that Counterparty elects Counterparty Net Share Settlement in accordance with the Master Confirmation:
          Counterparty Net Share Settlement shall be made by delivery of the number of Shares equal in value to the Forward Cash Settlement Amount plus any Counterparty Additional Payment Amount (the “Settlement Shares”), with such Shares’ value based on the Net Share Settlement Price. Delivery of such Settlement Shares shall be made free of any contractual or other restrictions in good transferable form on the Net Share Settlement Date with Counterparty (i) representing and warranting to GS&Co. at the time of such delivery that it has good, valid and marketable title or right to sell and transfer all such Shares to GS&Co. under the terms of the related Transaction free of any lien charge, claim or other encumbrance other than restrictions pursuant to the Securities Act and (ii) making the representations and agreements contained in Section 9.11(ii) through (iv) of the Equity Definitions to GS&Co. with respect to the Settlement Shares. GS&Co. or any affiliate of GS&Co. designated by GS&Co. (GS&Co. or such affiliate, “GS”) shall resell the Settlement Shares during a period (the “Resale Period”) commencing no earlier than the Net Share Valuation Date. The Resale Period shall end on the Exchange Business Day on which GS completes the sale of all Settlement Shares or a sufficient number of Settlement Shares so that the realized net proceeds of such sales exceed the Forward Cash Settlement Amount plus any Counterparty Additional Payment Amount. Notwithstanding the foregoing, if resale by GS of the Settlement Shares, as determined by GS in its good faith and commercially reasonable discretion conflicts with any legal, regulatory or self-regulatory requirements or related policies and procedures applicable to GS (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS), the Resale Period will be postponed or tolled, as the case may be, until such conflict is no longer applicable. During the Resale Period, if the realized net proceeds from the resale of the Settlement Shares exceed the Forward Cash Settlement Amount plus any Counterparty Additional Payment Amount, GS shall refund such excess in cash to Counterparty by the close of business on the third Exchange Business Day immediately following the last day of the Resale Period. If the Forward Cash Settlement Amount plus any Counterparty Additional Payment Amount exceeds the realized net proceeds from such resale, Counterparty shall transfer to GS by the open of the regular trading session on the Exchange on the third Scheduled Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in the number of Shares (“Make-whole Shares”) in an amount that, based on the Net Share Settlement Price on the last day of the Resale Period (as if such day was the “Net Share Valuation Date” for purposes of computing such Net Share Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Counterparty elects to pay the Additional Amount in Shares, the requirements and provisions set forth below shall apply. This provision shall be applied successively until the Additional Amount is equal to zero.
Counterparty Net Share Settlement of a Transaction is subject to the following conditions:
Counterparty at its sole expense shall:
     (i) as promptly as practicable (but in no event more than ten (10) Exchange Business Days immediately following the Settlement Method Election Date or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, no more than five (5) Exchange Business Days (or with respect to an Early Termination Date related to an event described under Section 5(a)(vii) of the Agreement or an Insolvency Filing, one (1) Exchange Business Day) immediately following either the Cancellation Date or the Early Termination Date, as the case may be) file under the Securities Act and use its best efforts to make effective, as promptly as practicable, a registration statement or supplement or amend an outstanding registration statement, in any such case, in form and substance reasonably satisfactory to GS (the “Registration Statement”) covering the offering and sale by GS of not less than 150% of the Shares necessary to fulfill the Net Share Settlement delivery obligation by Counterparty (determining the number of such Shares to be registered on the basis of the average of the Settlement Prices on the five (5) Exchange Business Days prior to the date of such filing, amendment or supplement, as the case may be);

     (ii) take all reasonable actions within its control to maintain the effectiveness of the Registration Statement until the earlier of (a) the time GS has sold all shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations and (b) the expiration of the two-year period set forth in Rule 144(k) of the Securities Act so that GS may resell such shares without restriction;
     (iii) take all reasonable actions within its control to afford GS and its counsel and other advisers a reasonable opportunity to conduct a due diligence investigation of Counterparty customary in scope for transactions in which GS acts as underwriter of equity securities, and GS shall have been satisfied (with the approval of its Commitments Committee in accordance with its customary review process) with the results of such investigation;
     (iv) have negotiated and entered into an agreement with GS, each acting in good faith and in a commercially reasonable manner, providing for such covenants, conditions, representations and warranties, underwriting discounts, commissions, indemnities and contribution rights as are customary for GS equity underwriting agreements, together with customary certificates and opinions of counsel and letters of independent auditors of Counterparty to be delivered to GS covering the shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations;
     (v) have delivered to GS such number of prospectuses relating thereto as GS shall have reasonably requested and shall promptly update and provide GS with replacement prospectuses as necessary so that the prospectus, as thereafter delivered, does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;
     (vi) reimburse GS for any reasonable costs associated with underwriting counsel selected by GS after consultation with Counterparty;
     (vii) have taken all reasonable actions within its control that are necessary for the shares sold by GS to be listed or quoted on the primary exchange or quotation system that the Shares are listed or quoted on; and
     (viii) have paid all reasonable and actual out-of-pocket costs and expenses of GS and all reasonable and actual fees and expenses of GS’s outside counsel and other independent experts in connection with the foregoing;
          GS agrees to provide to Counterparty such information regarding GS as Counterparty and GS reasonably determine is required to be included in the Registration Statement.
          Counterparty shall not be required to make any cash payments to GS&Co. in connection with any cash penalties related to the timely filing of the Registration Statement. In the event that the Registration Statement is not declared effective by the Securities Exchange Commission (the “SEC”) or any of the conditions specified in (ii) through (viii) above are not satisfied on or prior to the Valuation Date (or, in the case of an election of Counterparty Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, on or prior to the first or fifth Exchange Business Day, as the case may be following either the Cancellation Date or the Early Termination Date, as the case may be), then Counterparty may deliver Unregistered Shares (as defined below) to GS in accordance with the following conditions. If GS and Counterparty can agree on acceptable pricing (including any applicable discounts to Net Share Settlement Price at which GS can sell the Unregistered Shares), procedures and documentation relating to the sale of such Unregistered Shares (including, without limitation, applicable requirements in (iii) through (viii) above and insofar as pertaining to private offerings), then such Unregistered Shares shall be deemed to be the “Settlement Shares” for the purposes of the related Transaction and the settlement procedure specified in this Annex B shall be followed except that in the event that the Forward Cash Settlement Amount plus any Counterparty Additional Payment Amount exceeds the proceeds from the sale of such Unregistered Shares then for the purpose of calculating the number of “Make-whole Shares” to be delivered by Counterparty, GS shall determine, in good faith and after consultation with Counterparty, the discount to the Net Share Settlement Price at which it can sell the Unregistered Shares. Notwithstanding the delivery of the Unregistered Shares, Counterparty shall endeavor in good faith to have a registration statement declared effective by the SEC as soon as practical. In the event that GS has not sold sufficient Unregistered Shares to satisfy Counterparty’s obligations to GS contained herein at the time that a Registration Statement covering the offering and sale by GS of a number of Shares equal in value to not less than 150% of the amount then owed to GS is declared effective (based on the Net Share Settlement Price on the Exchange Business Day (as if such Exchange Business Day were the “Net Share Valuation Date” for purposes of computing such Net Share Settlement Price) that the Registration Statement was declared effective), GS shall return all unsold Unregistered Shares to Counterparty and Counterparty shall deliver such number of Shares covered by the effective Registration Statement equal to 100% of the amount then owed to GS based on such Net Share Settlement Price. Such delivered shares shall be deemed to be the “Settlement Shares” for the purposes of the related Transaction and the settlement procedure specified in this Master Confirmation (including the obligation to deliver any Make-whole Shares, if applicable) shall be followed. In all cases GS shall be entitled to take any and all required actions in the course of its sales of the Settlement Shares, including without limitation making sales of the Unregistered Shares only to “Qualified Institutional Buyers” (as such term is defined under the Securities Act), to ensure that the sales of the Unregistered Shares and the Settlement Shares covered by the Registration Statement are not integrated resulting in a violation of the securities laws and Counterparty agrees to take all actions requested by GS in furtherance thereof.
          If GS and Counterparty cannot agree on acceptable pricing, procedures and documentation relating to the sales of such Unregistered Shares then the number of Unregistered Shares to be delivered to GS pursuant to the provisions above shall not be based on the Net Share Settlement Price but rather GS shall determine, in good faith and after consultation with Counterparty, the value attributed to each Unregistered Share in a commercially reasonable manner and based on such value Counterparty shall deliver a number of Shares equal in value to the Forward Cash Settlement Amount. For the purposes hereof “Unregistered Shares” means Shares that have not been registered pursuant to an effective registration statement under the Securities Act or any state securities laws (“Blue Sky Laws”) and that cannot be sold, transferred, pledged or otherwise disposed of without registration under the Securities Act or under applicable Blue Sky Laws unless such sale, transfer, pledge or other disposition is made in a transaction exempt from registration thereunder.
          Counterparty shall not be obligated under this Annex B to qualify the Shares for offering and sale under the applicable securities laws of any jurisdiction outside the U.S. or such other states and other jurisdictions where, in order to so qualify, Counterparty would be required to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where Counterparty is not so qualified or, as a result of such qualification, Counterparty is subject to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          In the event that Counterparty delivers Shares pursuant to an election of Counterparty Net Share Settlement then Counterparty agrees to indemnify and hold harmless GS, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (GS and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, to the extent (i) relating to or arising out of such election and the settlement procedure specified in this Master Confirmation concerning the Settlement Shares or (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, prospectus, Registration Statement or other written material relating to the Shares delivered to prospective purchasers, including in each case any amendments or supplements thereto and including but not limited to any documents deemed to be incorporated in any such document by reference (the “Offering Materials”), or arising out of or based upon any omission or alleged omission to state in the Offering Materials a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in the case of this clause (ii), Counterparty will not be liable to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission in the Offering Materials made in reliance upon and in conformity with written information furnished to Counterparty by GS expressly for use in the Offering Materials, as expressly identified in a letter to be delivered at the closing of the delivery of Shares by Counterparty to GS. The foregoing indemnity shall exclude losses that GS incurs solely by reason of the proceeds from the sale of the Capped Number of Shares being less than the Forward Cash Settlement Amount plus any Counterparty Additional Payment Amount. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from GS’s willful misconduct, gross negligence or bad faith in performing the services that are subject of this Master Confirmation. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in the Agreement or this Master Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. This indemnity shall survive the completion of any Transaction contemplated by this Master Confirmation and any assignment and delegation of a Transaction made pursuant to this Master Confirmation or the Agreement shall inure to the benefit of any permitted assignee of GS&Co.
          In no event shall the number of Settlement Shares (including, without duplication, any Unregistered Shares) and any Make-whole Shares, be greater than the Reserved Shares minus the amount of any Shares actually delivered under any other Transaction(s) under this Master Confirmation (the result of such calculation, the “Capped Number”). Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:
A – B

Where	A = the number of authorized but unissued shares of the Issuer that are not reserved for future issuance on the date of the determination of the Capped Number; and

B = the maximum number of Shares required to be delivered to third parties if Counterparty elected net share settlement of all transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised.

B-4